UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2019

WESTMORELAND RESOURCE PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

(855) 922-6463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on October 9, 2018 (the “Petition Date”), Westmoreland Coal Company (“WCC”), certain of its subsidiaries, including Westmoreland Resource Partners, LP (the “Company”) and the Company’s wholly owned subsidiaries (collectively, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Since the Petition Date, the Debtors have continued to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On March 2, 2019, the Company and certain of its wholly owned subsidiaries (the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Western Coal Acquisition Partners, LLC, a Virginia limited liability company (the “Purchaser”) and Merida Natural Resources, LLC, a Virginia limited liability company, as guarantor, dated as of March 1, 2019. Pursuant to the Asset Purchase Agreement, the Purchasers will acquire substantially all of the Sellers’ assets primarily related to the Sellers’ mining complex commonly referred to as “Kemmerer” located in the state of Wyoming and certain other assets primarily related to the Kemmerer mining complex (such mining complex and assets collectively, the “Kemmerer Assets”). More information on the assets comprising the Kemmerer Assets can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on April 2, 2018. In consideration for the sale of the Kemmerer Assets, among other things, the Purchaser will pay $7,500,000 in cash at closing to the Company’s secured lenders, issue a $112,500,000 senior secured promissory note to the Company’s secured lenders, which will be secured by certain guarantees, issue a $95,000,000 junior secured promissory note to the Company’s secured lenders and assume certain liabilities of Sellers, including all liabilities of Sellers arising out of or relating to the Sellers’ mine reclamation and other post-mining liabilities relating to the Kemmerer Assets.

The sale of the Kemmerer Assets pursuant to the form of the Asset Purchase Agreement was approved by the Bankruptcy Court on March 1, 2019. The consummation of the transactions contemplated by the Asset Purchase Agreement is subject to customary closing conditions.

The Asset Purchase Agreement is filed herewith as Exhibit 2.1. It is incorporated herein by reference, and the foregoing description of the terms of the Asset Purchase Agreement is qualified in all respects by the actual text of the Asset Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of March 1, 2019, by and among Western Coal Acquisition Partners, LLC, a Virginia limited liability company, Merida Natural Resources, LLC, a Virginia limited liability company, as guarantor, Westmoreland Resource Partners, LP, a Delaware limited partnership and the directly and indirectly wholly owned subsidiaries of the Company party thereto.*

*	Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND RESOURCE PARTNERS, LP

Date: March 7, 2019	By:	/s/ Joseph E. Micheletti
	Name:	Joseph E. Micheletti
	Title:	Executive Vice President